SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Norwood Avenue, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   –  Entry into a Material Definitive Agreement.

On January 14, 2009, M-Wave, Inc. (the “Company”) entered into a Real Estate Purchase Contract with The Nacelle Corporation for the purchase of one hundred and sixty (160) acres of unimproved property in Tehachapi, California (the “Purchase Contract”).  The terms of the Purchase Contract  provide for a cash equivalent purchase price of $250,000 in the form of one million (1,000,000) restricted shares of the Company’s common stock, par value $0.005 (the “Common Stock”) based upon the closing price of $0.25 for the Company’s Common Stock on January 12, 2009.  The transaction is subject to customary due diligence and closing requirements.

Item 3.02   –  Unregistered Sales of Equity Securities.

See Item 1.01 above

Item 9.01   –   Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.01	Form of Real Estate Purchase Contract (Unimproved Property) by and between the Company and Nacelle Corporation dated January 14, 2009
99.1	Amended Press Release issued January 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Corporate Secretary
Dated: January 20, 2009